EXHIBIT 23.1 – CONSENT OF MAULDIN & JENKINS, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statements (File Numbers 333-111706 and 333-27127) on Form S-8 of Appalachian Bancshares, Inc. of our report dated March 26, 2007 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Appalachian Bancshares, Inc. for the years ended December 31, 2006, and 2005.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

March 26, 2007